================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): June 18, 1998



                               BOCA RESEARCH, INC.
             (Exact Name of Registrant as Specified in its Charter)



           FLORIDA                      0-21138               59-2479377
-------------------------------    -----------------     ----------------------
(STATE OR OTHER JURISDICTION OF     (COMMISSION FILE         (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)           NUMBER)         IDENTIFICATION NUMBER)


         1377 CLINT MOORE ROAD
            BOCA RATON, FL                                        33487
----------------------------------------                        ----------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)



        Registrant's telephone number, including area code (561) 997-6227








================================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On June 18, 1998, Boca Global, Inc., a Florida corporation ("Boca Global") and a wholly owned subsidiary of Boca Research, Inc., a Florida corporation (the "Company"), completed the purchase of all of the assets of Global Village Communication, Inc. ("Global Village") relating to Global Village's modem business for $10 million in cash and notes, plus the assumption of certain liabilities. In accordance with the terms of the Asset Purchase Agreement dated as of March 31, 1998 among the Company, Boca Global and Global Village, on the closing of the transaction, Boca Global paid Global Village $4 million in cash and issued Global Village a promissory note in the principal amount of $6 million (the "Note"). The cash portion of the purchase price was paid from the Company's existing cash balances. Boca Global is required to pay the principal amount of the Note in two equal installments of $3,000,000 on September 30, 1998 and December 31, 1998. No interest accrues on the Note unless Boca Global defaults on its obligations thereunder, in which case interest accrues at the annual rate of 10%. Boca Global assumed approximately $9.8 million in liabilities of Global Village in connection with the transaction.

         The Company has guaranteed Boca Global's obligations under the Note pursuant to a Guaranty dated as of June 18, 1998 executed by the Company in favor of Global Village (the "Guaranty"). In the event that Boca Global shall fail to pay the amounts due under the Note in accordance with the terms of the Note and the Company fails to pay in full such amounts, Global Village may, at its option, require the Company to issue to an escrow agent such number of shares of the Company's common stock having an aggregate value equal to 150% of the amounts which remain unpaid under the Note (the "Escrow Shares"), to be held as security for the satisfaction of the Company's obligations under the Note; provided, however, that in no event shall the number of Escrow Shares exceed 19.9% of the Company's common stock outstanding immediately prior to the issuance thereof. The Company has agreed to use its best efforts to file and have declared effective a registration statement with the Securities and Exchange Commission for the purpose of registering for resale the Escrow Shares under the Securities Act of 1933, as amended. Upon the effectiveness of such registration statement, Global Village, through the escrow agent, shall be entitled to sell that number of Escrow Shares as to enable Global Village to receive, in net proceeds, an amount equal to the remaining unpaid obligations under the Note. Any Escrow Shares not sold in order to pay such obligations will be returned to the Company.

          The Company also received a warrant to purchase up to 425,000 shares of Global Village common stock at an exercise price of $1.0003 per share. Subsequent to the closing of the transaction, Global Village changed its corporate name to OneWorld Systems, Inc.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                  Pursuant to the instructions to Item 7 of Form 8-K, the financial information required by Item 7(a) will be filed by Amendment within 60 days of the date of this filing.

         (b)      Pro Forma Financial Information.

                  Pursuant to the instructions to Item 7 of Form 8-K, the financial information required by Item 7(b) will be filed by Amendment within 60 days of the date of this filing.

         (c)      Exhibits

                  2.1 Asset Purchase Agreement dated as of March 31, 1998 among Boca Research, Inc., Boca Global, Inc. and Global Village Communication, Inc.

                  2.2 Promissory Note dated June 18, 1998 issued by Boca Global, Inc. to Global Village Communication, Inc.

                  2.3 Guaranty dated June 18, 1998 executed by Boca Research, Inc. in favor of Global Village Communication, Inc.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        BOCA RESEARCH, INC.



Date: July 6, 1998                      By: /s/ R. MICHAEL BREWER
                                            ----------------------------------
                                            R. Michael Brewer
                                            Senior Vice President and
                                            Chief Financial Officer

                                  EXHIBIT INDEX



           EXHIBIT                  DOCUMENT

             2.1 Asset Purchase Agreement dated as of March 31, 1998 among Boca Research, Inc., Boca Global, Inc. and Global Village Communication, Inc.

             2.2 Promissory Note dated June 18, 1998 issued by Boca Global, Inc. to Global Village Communication, Inc.

             2.3 Guaranty dated June 18, 1998 executed by Boca Research, Inc. in favor of Global Village Communication, Inc.